                                                                   Exhibit 10.11



                                      SM&A
                              EMPLOYMENT AGREEMENT


        This Employment Agreement (this "Agreement") is entered into as of October 4, 2002, by and between SM&A, a California corporation (the "Company"), and Bennett C. Beaudry ("Employee"), with reference to the following:

        A. The Company desires to employ Employee on the terms and conditions set forth herein;

        B. Employee desires to perform services for the Company as an employee of the Company on the terms and conditions set forth herein.


        NOW, THEREFORE, in consideration for the promises and obligations set forth below, the Company and Employee agree as follows:

1.      Employment and Term.

        1.1 The Company agrees to employ, and Employee agrees to be employed by the Company, on the terms and conditions described below (the "Employment").

        1.2 This Agreement shall be effective as of June 1, 2002 (the "Effective Date") and shall terminate on May 31, 2005 unless sooner terminated pursuant to the terms set forth below.

2.      Duties.

        2.1 Employee agrees that during the Employment, Employee shall devote his full-time efforts to his duties as an employee of the Company, now or in the future assigned to Employee by the Company. From and after the Effective Date of this Agreement, Employee shall serve as Executive Vice President and Chief Operating Officer of the Company.

3.      Compensation.

        3.1 As consideration for the performance of Employee's duties hereunder and for adherence to the covenants in this Agreement, Employee shall be entitled to the compensation set forth on Exhibit A attached hereto and incorporated herein by this reference (the "Compensation").

        3.2 Employee understands and acknowledges that, except as otherwise set forth in this Agreement, the Compensation will constitute the full and exclusive consideration to be received by Employee for all services performed by Employee in connection with the Company's employment of Employee, and for the performance of all his promises and obligations under this Agreement.

        3.3 Aside from the Compensation, the Company may adopt, or continue in force, benefit plans for the benefit of its employees or certain of its employees which may include, but not be limited to, group life insurance, medical insurance, etc. The Company may terminate any or all such plans at any time and may choose not to adopt any additional or replacement plans. Employee's rights under any benefit plans now in force or later adopted by the Company shall be governed solely by the terms of such plans; provided, however, that in no event shall Employee's rights under any such benefit plans be less than those of any other executive officer of the Company.

4. Duty to Devote Full Time and Avoid Conflict of Interest. Employee agrees that during the Employment he shall devote his full-time efforts to his duties as an employee of the Company. Employee further agrees that during the Employment he shall not, directly or indirectly, engage or participate in any activities which are in conflict with the best interests of the Company.

5. Compliance with Rules and Regulations. Employee agrees to comply with the Company's rules, regulations and practices as they may from time to time be adopted or modified, so long as they are uniformly applied to all employees.

6. Non-competition, Non-recruitment and Non-solicitation by Employee.

        6.1 Employee agrees that, during the Employment, Employee will not engage in any activity competitive with or adverse to the Company's business or welfare, whether alone, as a partner, or as an officer, director, employee or shareholder of any other corporation and shall not otherwise undertake planning for or the organization of any business activity competitive with the Company's business or combine or conspire with other employees or representatives of the Company for the purpose of organizing any such competitive business activity. This prohibition shall not include ownership of less than five percent (5%) of the outstanding stock by Employee in a publicly traded corporation.

        6.2 During the Employment and for a period of two (2) years following the termination of the Employment, Employee shall not, directly or indirectly, induce, solicit or influence or attempt to induce, solicit or influence any person who is engaged or employed by the Company (whether part-time or full-time and whether as an officer, employee, consultant, agent or advisor), to terminate his or her employment or other engagement with the Company. Employee further agrees that, during the term of this Agreement and for two (2) years after termination of the Employment, Employee will not in any manner seek to engage or employ any individual who is employed or engaged by the Company, as an officer, employee, consultant, agent or advisor for any person or entity other than the Company.

        6.3 Employee agrees that during the Employment and for two (2) years after termination of the Employment, Employee shall not, directly or indirectly, personally, or on behalf of or in conjunction with any person or entity, divert or take away any client or customer of the Company.

7. Trade Secrets of the Company/Works and Property.

        7.1 Employee acknowledges and understands that during the Employment, Employee will have access to and will utilize and review information which constitutes valuable, important and confidential trade secrets, as that term is interpreted under the Uniform Trade Secrets Act (California Civil Code Section 3426 et seq.) and/or confidential and proprietary material and information of or relating to the business of the Company necessary for the successful conduct of the Company's business. This information includes, but is not limited to: (a) listings of and data regarding the clients (past and current) of the Company (collectively, the "Clients"); (b) information regarding potential customers and clients; (c) data relating to the identity of the Clients of the Company; (d) information regarding bidding, billing and pricing practices; (e) information regarding the nature and type of services rendered to the Clients; (f) other methodologies, computer programs, databases, processes, compilations of information, results of proposals, job notes, reports and records, and (g) information regarding the nature and type of software products sold to or under development with any Client (all of which information is sometimes referred to in this Agreement as the "Secrets"). The foregoing notwithstanding, the Secrets shall not include information or data which is (i) in the public domain, (ii) generally known in the information technology staffing services industry, (iii) already known to Employee as of the date he began his employment with the Company, or (iv) rightfully disclosed to Employee outside of the scope of his employment with the Company by a third party not under a duty of confidentiality to the Company. Employee understands further that the Secrets have been and will be accumulated, by Employee and other personnel at the Company at considerable expense to the Company (including but not limited to compensation paid to the Company personnel dealing with the Secrets and the Clients), and that the Company has and will continue to expend its resources in order to maintain actively and vigorously the confidentiality of the Secrets, as such information is extremely valuable to the Company, and well worth the expense of enforcement and preservation of such confidentiality. Accordingly, Employee agrees as follows:

               (a) All of the Secrets shall be safeguarded and treated as confidential by Employee.

               (b) Any and all data, notes, letters, computer programs, email records, reports, telephone records and all other written documentation relating to the business of the Company (including but not limited to the Secrets) that may be collected, compiled, written, reviewed or conceived by Employee, whether set forth in tangible media or intangible, from or by reason of services performed by Employee for the Company shall become the sole and absolute property of the Company, and Employee shall not assert or establish a claim for any statutory or common law right or any other possessory or proprietary right with respect to any of the above.

               (c) Employee shall hold the Secrets in strictest confidence and shall not (i) disclose any Secrets to any person, corporation, firm, or other entity, either during the Employment or afterward, or (ii) use any Secrets in Employee's subsequent business or employment, without the prior express written authorization of the Company; provided, however, that Employee may disclose Secrets to the extent required to do so by a subpoena lawfully issued in a judicial proceeding or arbitration.

               (d) Employee shall not otherwise commit any act which shall compromise the confidentiality of any Secrets, including but not limited to making a copy of such property (whether electronic, paper or otherwise) without the prior express written authorization of the Company.

        7.2 During the Employment, Employee shall disclose in writing, fully, and on a timely basis, to the Company, any and all "Works and Property" (as such term is herein defined) realized in connection with the performance of his duties under this Agreement. Employee acknowledges and agrees that, during the Employment any and all Works and Property shall constitute the sole and exclusive property of the Company and Employee shall not have any rights thereto and/or any interest therein. During the Employment, Employee shall assign, transfer and convey to the Company, without further consideration, any and all Works and Property in accordance with this Agreement. For purposes of this Agreement, the term "Works and Property" shall mean any and all works and property including, but not limited to, all intellectual properties, ideas, inventions, concepts, products, improvements, innovations, discoveries, developments, methods, formulas, techniques, software, know-how and writings which are made, conceived, reduced to practice, developed, written, contributed to or prepared by Employee whether or not patentable or copyrightable and whether made solely by Employee or jointly with others. All Works and Properties shall unconditionally be, become, and remain the sole and exclusive property of the Company or any of its affiliates, successors, or assignees, as the case may be. Employee will promptly execute, acknowledge and deliver all applications, oaths, declarations and further documents and will provide such additional assistance as the Company or its counsel may deem necessary or desirable to evidence the Company's title to such Works and Property. This section does not apply to Works and Property that qualifies as a non-assignable invention under
Section 2870 of the California Labor Code.

8. Confidential Information of Clients. All ideas, concepts, information and written material disclosed to Employee by the Company, or acquired from any of the Clients, and all financial, accounting, statistical, personnel, and business data and plans of the Clients, are and shall remain the sole and exclusive property and proprietary information of the Company, or said Client, and are disclosed in confidence by the Company or permitted to be acquired from the Clients in reliance on Employee's agreement to maintain them in confidence and not to use or disclose them to any other person except in furtherance of the Company's business.

9. Return of Information. At the time of the termination of the Employment or upon request, Employee agrees to deliver promptly to the Company all notes, books, electronic data (regardless of storage media), correspondence and other written or graphical records (including all copies thereof) in Employee's possession or under Employee's control relating to any business, work, the Clients or any other aspect of the Company, whether or not they contain any Secrets, including but not limited to each original and all copies of all or any part thereof.

10. Cooperation. Employee agrees to cooperate in good faith with the Company in connection with any defense, prosecution, or investigation by the Company regarding any actual or potential litigation, administrative proceeding, or other such procedures, in which the Company may be involved as a party or non-party from time to time.

11. Remedies; Injunctive Relief. In the event of a breach or threatened breach by Employee of any of the provisions of this Agreement, Employee agrees that the Company, in addition to and not in limitation of any other rights, remedies, or damages available to the Company at law or in equity, shall be entitled to a preliminary and a permanent injunction in order to prevent or restrain any such breach by Employee or by Employee's partners, agents, representatives, servants, employers, employees, and/or any and all persons directly or indirectly acting for or with Employee.

12. Termination of Employment.

        12.1 The Employment may be terminated by the Company with "Cause" (as defined below) at any time upon written notice. Except as otherwise agreed in writing or as otherwise provided by this Agreement as due and payable (or as required by law), upon termination of the Employment by the Company with Cause, the Company shall have no further obligation to Employee under this Agreement by way of compensation or otherwise, but Employee's obligations under Sections 6 through 10, inclusive, shall continue after said termination of Employment.

        12.2 Absent a Change of Control (as defined below), the Employment may be terminated at any time (i) by the Company without Cause (as defined below) by giving Employee thirty (30) days' advance written notice of such termination or
(ii) by Employee for Good Reason (as defined below) by giving the Company thirty
(30) days' advance written notice of such termination. In the event that the Company terminates the Employment without Cause or Employee terminates the Employment for Good Reason, the Company shall (i) pay to Employee, in accordance with the Company's customary payroll practices, the base salary component of the Compensation for the year in which such event occurs, and (ii) provide the same health and life insurance benefits, in each case until the earliest to occur of
(A) the last day of the term of this Agreement specified in Section 1.2 above,
(B) the expiration of twelve (12) calendar months after the effective date of such termination of the Employment, (C) the date upon which Employee becomes employed on a full-time basis (including but not limited to self-employment, but only if Employee holds himself out to the public as being a self-employed consultant or other businessman), or (D) the date upon which Employee violates any of Sections 6 through 10, inclusive. In addition, the Company shall pay Employee the pro-rated portion of any incentive compensation (as described in Exhibit A attached hereto) to which Employee was entitled for the fiscal year or quarter, as applicable, in which the Employment was terminated. If the Company's medical and/or life insurance plans do not allow Employee's continued participation in such plan or plans during the period described above, then the Company shall pay to Employee, in monthly installments, from the date on which Employee's participation in such medical and/or life insurance, as applicable, is prohibited for the remainder of the time period described in the second sentence of this Section 12.2, the monthly premium or premiums which had been payable by the Company with respect to Employee for such discontinued medical and/or life insurance, as applicable.

        12.3 If, within twelve (12) months following a Change of Control (as defined below), the Employment is terminated (i) by the Company (or any successor company) without Cause, or (ii) by the Employee for Good Reason, or if any successor company fails to assume this Agreement and the obligations of the Company hereunder, the Company shall (i) pay to Employee in a lump sum an amount equal to the then-current base salary component of the Compensation for the period from the date of such termination of Employment through the earlier to occur of (A) the last day of the term of this Agreement specified in Section 1.2 above and (B) twelve (12) calendar months after the effective date of such termination of Employment, and (ii) provide the same health and life insurance benefits until the earlier to occur of (A) the last day of the term of this Agreement specified in Section 1.2 above and (B) the expiration of eighteen (18) calendar months after the Change of control or twelve (12) calendar months after the effective date of such termination of the Employment, whichever is later. If the Company's medical and/or life insurance plans do not allow Employee's continued participation in such plan or plans during the period described above, then the Company shall pay to Employee, in monthly installments, from the date on which Employee's participation in such medical and/or life insurance, as applicable, is prohibited for the remainder of the time period described in the first sentence of this Section 12.3, the monthly premium or premiums which had been payable by the Company with respect to Employee for such discontinued medical and/or life insurance, as applicable.

        12.4 Employee may terminate the Employment without Good Reason at any time by giving the Company thirty (30) days' advance written notice of such termination. Upon Employee's termination of the Employment without Good Reason, the Company shall have no further obligation to Employee under this Agreement by way of compensation or otherwise (except for the obligations to (i) pay the base salary component of the Compensation to which Employee may be entitled at the time of such termination and (ii) provide the benefits required to be made available under applicable law), but Employee's obligations under Sections 6 through 10, inclusive, shall continue after said termination of the Employment.

        12.5 The Employment will terminate immediately upon Employee's death. In such event, the Company shall (i) pay to Employee's estate, in accordance with the Company's customary payroll practices, the base salary and any dependents' health benefits, if applicable, components of the Compensation until the earlier to occur of (A) the last day of the term of this Agreement specified in Section
1.2 above or (B) the expiration of twelve (12) calendar months after the effective date of such termination. Except for the payments expressly provided in this Section 12.5, the Company shall have no further obligation to Employee's estate under this Agreement by way of compensation or otherwise.

        12.6 The Company may terminate the Employment at any time if Employee becomes Disabled (as defined below) by giving Employee thirty (30) days' advance written notice of such termination. In the event that the Company terminates the Employment because Employee has become Disabled, the Company shall (i) pay to Employee, in accordance with the Company's customary payroll practices, the base salary component of the Compensation and (ii) provide the same health and life insurance benefits, in each case until the earliest to occur of (A) the last day of the term of this Agreement specified in Section 1.2 above, (B) the expiration of twelve (12) calendar months after the effective date of such termination of the Employment, (C) the date upon which Employee becomes employed on a full-time basis (including but not limited to self-employment, but only if Employee holds himself out to the public as being a self-employed consultant or other businessman), or (D) the date upon which Employee violates any of Sections 6 through 10, inclusive. If the Company's medical and/or life insurance plans do not allow Employee's continued participation in such plan or plans during the period described above, then the Company shall pay to Employee, in monthly installments, from the date on which Employee's participation in such medical and/or life insurance, as applicable, is prohibited for the remainder of the time period described in the second sentence of this Section 12.6, the monthly premium or premiums which had been payable by the Company with respect to Employee for such discontinued medical and/or life insurance, as applicable.

        12.7 As used in this Agreement, the following terms shall have the meanings indicated:

               (a) "Cause" shall mean an action or actions by Employee during the Employment (including but not limited to inactions) including:

                      (i) refusal or failure to carry out any reasonable
               direction from the Company;

                      (ii) a breach of the terms of this Agreement;

                      (iii) demonstrated negligence or misconduct in the
               execution of his assigned duties;

                      (iv) habitual non-performance or incompetent performance
               of his duties under this Agreement;

                      (v) conviction of a felony or other serious crime
               involving moral turpitude;

                      (vi) engaging in fraud, embezzlement or other illegal
               conduct;

                      (vii) a violation of any part of Sections 4 through 10,
               inclusive;

                      (viii) imparting Trade Secrets as defined in Section 7 of
               this Agreement to a third party, other than in the course of carrying out Employee's duties;

                      (ix) failure or refusal to materially perform his duties
               and responsibilities; or

                      (x) material violation of any written policy or procedure
               of the Company.

               (b) "Disabled" shall mean Employee's inability to perform the essential functions of his job under this Agreement either with or without reasonable accommodations, due to sickness, physical or mental impairment or injury for a period of six (6) consecutive months or for nine (9) months in any consecutive twelve (12) month period. In the event Employee disputes the Company's determination that he is Disabled, Employee shall give written notice of such dispute to the Company during the thirty (30) day notice period prior to the proposed effective date of such termination, and Employee and the Company shall thereupon each select, within thirty (30) days of such notice from Employee, a physician to evaluate whether Employee is Disabled. Such physicians shall complete their evaluation and report to the Board of Directors within thirty (30) days. If such physicians do not agree as to whether Employee is Disabled, they shall promptly select a third physician to further evaluate Employee, whose conclusion on such matter shall be rendered within ten (10) days of his or her selection and shall be final and binding on Employee and the Company.

               (c) "Good Reason" shall mean any of the following:

                      (i) the assignment to Employee of duties inconsistent with
               Employee's current position, duties, or responsibilities which is sufficient to constitute a diminution of status with the Company;

                      (ii) a reduction by the Company in the base salary
               component of the Compensation in effect on the date hereof or as the same may be increased from time to time during the term of this Agreement; and

                      (iii) any failure by the Company to obtain the assumption
               of this Agreement by any successor or assign of the Company, if such successor or assigns asserts the position that it is not bound by the provisions hereof.

               (d) "Change of Control" shall mean any of the following:

                      (i) any merger or consolidation in which the shares of the
               Company outstanding immediately prior to such merger or consolidation (or the securities into which they are converted by virtue of such merger or consolidation) do not represent at least fifty percent (50%) of the voting power of the surviving corporation or its parent;

                      (ii) any sale, lease or other transfer of all or
               substantially all of the assets of the Company; or

                      (iii) any transaction in which (A) the Company ceases to
               be a publicly traded company and (B) Steven S. Myers ceases to be the Chairman, President or Chief Executive Officer of the Company.

        12.8 The rights and remedies provided in this Section 12 shall constitute the exclusive rights and remedies available to Employee relating to or arising from the termination of the Employment, including claims for breach of contract.

        12.9 No policies or procedures of the Company or benefits provided by the Company, whether oral or written, express or implied, formal or informal, are intended, nor shall they be construed to limit the right or ability of the Company or Employee to terminate the Employment as set forth above. Except as otherwise agreed in writing or as otherwise provided by this Agreement, upon termination of the Employment, neither the Company nor Employee shall have any further obligation to each other by way of compensation or otherwise.

        12.10 The Company will undertake commercially reasonable efforts to require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, to absolutely and unconditionally to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform this Agreement if no such succession or assignment had taken place. In any such event, the term "the Company" as used in this Agreement shall mean any such successor or assign which executes and delivers the assignment agreement provided for in the immediately preceding sentence or which otherwise becomes bound by the terms and provisions of this Agreement by operation of law.

13. Miscellaneous Provisions.

        13.1 In the event that any of the provisions of this Agreement shall be held to be invalid or unenforceable, then all other provisions shall nevertheless continue to be valid and enforceable as though the invalid or unenforceable parts had not been included in this Agreement. In the event that any provision relating to the time period of any restriction imposed by this Agreement shall be declared by a court of competent jurisdiction to exceed the maximum time period which such court deems reasonable and enforceable, then the time period of restriction deemed reasonable and enforceable by the court shall become and shall thereafter be the maximum time period.

        13.2 This Agreement shall be binding upon the heirs, executors, administrators, and successors-in-interest of the parties hereto.

        13.3 This Agreement shall be construed and enforced according to the laws of the State of California, excluding its choice of law rules.

        13.4 This Agreement supersedes all previous correspondence, promises, representations, and agreements, if any, either written or oral, between the Company and Employee. No provision of this Agreement may be modified except by a writing signed by both the Company and Employee.

        13.5 All notices, demands, requests, consents, approvals or other communications (collectively "Notices") required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing and shall be personally served or deposited in the United States mail, registered or certified, return receipt requested, postage prepaid, addressed as set forth below, or such other address as such party shall have specified most recently by written notice. Notices shall be deemed given on the date of service if personally served. Notices mailed as provided herein shall be deemed given on the third business day following the date so mailed:

           To the Company:    SM&A
                              4695 MacArthur Court, Suite 800
                              Newport Beach, CA 92660
                              Attention: Chairman, Compensation Committee
                              Board of Directors

          with a copy to:     Riordan & McKinzie
                              600 Anton Boulevard, 18th Floor
                              Costa Mesa, CA 92626
                              Attention: James W. Loss, Esq.

          To Employee:        Bennett C. Beaudry

                              -------------------

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          with a copy to:
                              -------------------

                              -------------------

                              -------------------
                              Attention:
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        13.6 Should any party institute any action or proceeding to enforce this Agreement or any provision hereof, or for damages by reason of any alleged breach of this Agreement or of any provision hereof, or for a declaration of rights hereunder, the prevailing party in any such action or proceeding shall be entitled to receive from the other party all costs and expenses, including reasonable attorneys' fees, incurred by the prevailing party in connection with such action or proceeding.

14. Survival. Notwithstanding any other provision of this Agreement, the obligations of Employee pursuant to Sections 6, 7, 8, 9 and 10 of this Agreement shall survive the termination of this Agreement.

15. Acknowledgment by Employee. Employee has carefully read and considered the provisions of this Agreement and agrees that all of the above-stated restrictions, obligations and promises are fair and reasonable and reasonably required for the protection of the interests of the Company. Employee further acknowledges that the goodwill and value of the Company is enhanced by these provisions and that said enhancement is desired by Employee. Finally, Employee indicates his acceptance of this Agreement by signing and returning the enclosed copy of this Agreement where indicated below.

16. Counsel. The parties hereto have requested that counsel to the Company, Riordan & McKinzie, prepare this Agreement and acknowledge that in so doing that such counsel is acting on behalf of the Company. Employee acknowledges that Riordan & McKinzie has previously served as and continues to serve as counsel to the Company in other matters.


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        IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                        SM&A



                                        By:           /s/ Steven S. Myers
                                           -------------------------------------
                                               Steven S. Myers
                                               Chairman, President and
                                               Chief Executive Officer

                                            /s/ Bennett C. Beaudry  04 Oct 02
                                        ----------------------------------------
                                        Bennett C. Beaudry

                                    EXHIBIT A

                       COMPENSATION OF BENNETT C. BEAUDRY


        The following summarizes the compensation to which Bennett C. Beaudry ("Employee") shall be entitled under the terms of that certain Employment Agreement dated October 4, 2002 by and between SM&A (the "Company") and Employee (the "Agreement").

1. BASE SALARY. Employee's annual base salary for the first, second and third years of the term of the Employment shall be $240,000, $270,000 and $300,000, respectively, paid in accordance with the Company's standard payroll policies for its executive officers (the "Base Salary").

2. INCENTIVE COMPENSATION. In addition to the Base Salary described above, Employee will receive incentive compensation in the amount of 1.5% of the Company's earnings before interest, taxes, depreciation and amortization charges ("EBITDA") for each calendar quarter. The incentive compensation to be received for any calendar quarter shall be paid to employee within 45 days after the end of that calendar quarter.

3. CASH BONUS IN EVENT OF CERTAIN TRANSACTIONS. If (i) a Change of Control (as defined in the Agreement) (A) occurs on or prior to November 30, 2003 and results in the payment to the Company or its shareholders of a purchase price per share of common stock of the Company, calculated on a fully diluted basis (a "PPPS Payment"), of at least $8.00 or (B) occurs after November 30, 2003 and on or prior to June 1, 2005 and results in a PPPS Payment of at least $10.00, and
(ii) Employee remains employed by the Company or the entity that has purchased the Company or one of its affiliates pursuant to the terms of the Agreement until the earlier of (Y) the end of the 18th consecutive month immediately following the Change of Control, or (Z) the date on which Employee is terminated by such employer without Cause (as defined in the Agreement) (each, a "Bonus Date"), Employee shall be entitled to receive a lump sum cash bonus equal to $350,000, which amount shall be paid to Employee no later than 10 days after the Bonus Date.

4. LEAVE CREDIT. During the Employment, and in addition to the Company observed and posted holidays (normally 10 per year), Employee shall accrue paid leave at a rate of 1.66 days per month (equaling a total of 20 days per year); provided, however, that any such leave time, if not used, will be subject to the Company's limitations on the maximum accrual; and, provided further, that Employee shall use his best efforts to coordinate with the Chief Executive Officer of the Company the dates upon which Employee shall use his aforesaid leave time so as to minimize the negative impact upon the Company occasioned by Employee's absence.

5. OTHER BENEFITS. Employee shall be entitled to participate in and receive benefits under all profit-sharing plans, pension plans, group medical plans and other benefit plans of the Company which the Company at any time maintains for executive employees. In addition, the Company shall pay to Employee's landlord the monthly rent of $1,525.00 due under the lease for Employee's apartment as such rent becomes due.

6. BUSINESS EXPENDITURES. Employee will be reimbursed on a monthly basis for reasonable expenses incurred in connection with promoting and conducting the business of the Company; provided, however, that (i) Employee shall present reasonable documentation establishing the amount, date, place and essential character of such expenditures, and (ii) any request for the reimbursement of monthly expenditures totaling more than $4,000 must be approved by two officers of the Company, one of whom shall be the Company's Chief Executive Officer.



                                   Exhibit A
                                  Page 1 of 2

7. OPTIONS. Subject to the execution of the Agreement, the Board of Directors has approved the grant to Employee under the Company's Amended and Restated 1997 Stock Option Plan (i) on the Effective Date, a stock option to purchase up to 100,000 shares of Common Stock, (ii) on January 2, 2003, a stock option to purchase up to 50,000 shares of Common Stock, and (iii) on each annual anniversary of January 2, 2003 on which Employee continues to be employed by the Company, a stock option to purchase up to 50,000 shares of Common Stock. The exercise price of each stock option shall be equal to the fair market value of the Common Stock on the date of grant and the options shall each vest (i.e., become exercisable) in sixteen equal quarterly installments, commencing on the three-month anniversary of the date of grant. Such stock options shall be in the form generally approved for grants to officers of the Company; provided, however, that such stock options shall vest in full following a Change of Control during the term of the Agreement.



                                   Exhibit A
                                  Page 2 of 2